UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2004

Enbridge Energy Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10934	39-1715850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 821-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, Enbridge Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Enbridge Energy, Limited Partnership, a Delaware limited partnership and subsidiary of the Partnership (the "Operating Partnership"), and the underwriters named therein with respect to the issue and sale by the Partnership of $200,000,000 aggregate principal amount of 5.35% Notes due 2014 and the issue and sale by the Partnership of $100,000,000 aggregate principal amount of 6.30% Notes due 2034 (collectively, the "Notes"). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the Partnership's shelf registration statement on Form S-3 (File No. 333-106660). On December 2, 2004, the Partnership filed with the Commission a prospectus supplement to the prospectus dated August 5, 2003 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, relating to the offering of the Notes.

On December 3, 2004, the Partnership entered into supplemental indentures establishing the terms of the Notes, between the Partnership, as issuer, and SunTrust Bank, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enbridge Energy Partners, L.P.

December 3, 2004	By:	Jody L. Balko

Name: Jody L. Balko
Title: Controller (Duly Authorized Officer)

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 1, 2004
4.1	Indenture dated as of May 27, 2003 between the Partnership and SunTrust Bank, as trustee (filed as Exhibit 4.5 to the Partnerships's Form S-4 filed with the Commission on June 30, 2003, and incorporated by reference herein).
4.2	Fourth Supplemental Indenture dated as of December 3, 2004, between the Partnership, as issuer, and SunTrust Bank, as trustee.
4.3	Fifth Supplemental Indenture dated as of December 3, 2004, between the Partnership, as issuer, and SunTrust Bank, as trustee.
5.1	Opinion of Fulbright & Jaworski L.L.P.
8.1	Tax Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1 hereto).